UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2011

Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second Amended and Restated Credit Agreement

On September 28, 2011, Lower Lakes Towing Ltd (“Lower Lakes”), Lower Lakes Transportation Company (“LLTC”) and Grand River Navigation Company, Inc. (“Grand River”), each of which is a indirect wholly-owned subsidiary of Rand Logistics, Inc. (“Rand”), as borrowers, Rand LL Holdings Corp. (“Rand LL Holdings”) and Rand Finance Corp. (“Rand Finance”), each of which is a wholly-owned subsidiary of Rand, and Rand, as guarantors, General Electric Capital Corporation, as agent and Lender, and certain other lenders, entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement” which (i) amends and restates the amended and restated credit agreement to which the borrowers are a party, dated as of February 13, 2008, as the same has been amended from time to time (the “2008 Credit Agreement”), in its entirety, (ii) continues the tranches of loans provided for under the 2008 Credit Agreement, and (iii) provides working capital financing, funds for other general corporate purposes and funds for other permitted purposes.  The Second Amended and Restated Credit Agreement provides for (i) a revolving credit facility under which Lower Lakes may borrow up to CDN $13,500,000 with a seasonal overadvance facility of CDN $10,000,000, less the principal amount outstanding under the seasonal overadvance facility for LLTC and a swing line facility of CDN $4,000,000, subject to limitations, (ii) a revolving credit facility under which LLTC may borrow up to US $13,500,000 with a seasonal over advance facility of US $10,000,000, less the principal amount outstanding under the seasonal overadvance facility for Lower Lakes and a swing line facility of US $4,000,000, subject to limitations, (iii) a Canadian dollar denominated term loan facility under which Lower Lakes is obligated to the Lenders in the amount of $56,132,667.04 as of the date of the Second Amended and Restated Credit Agreement, (iv) the continuation of a US dollar denominated term loan facility under which Grand River is obligated to the Lenders in the amount of $17,233,333.29 as of the date of the Second Amended and Restated Credit Agreement, and (v) the continuation of a Canadian Dollar denominated “Engine” term loan facility under which Lower Lakes is obligated to the Lenders in the amount of CDN $6,266,666.71 as of the date of the Second Amended and Restated Credit Agreement.

Under the Second Amended and Restated Credit Agreement, the revolving credit facilities and swing line loans expire on April 1, 2015. The outstanding principal amount of the Canadian term loan borrowings will be repayable as follows: (i) quarterly payments of CDN $935,666.67 commencing December 1, 2011 and ending March 1, 2015 and (ii) a final payment in the outstanding principal amount of the Canadian term loan shall be payable upon the Canadian term loan facility's maturity on April 1, 2015. The outstanding principal amount of the US term loan borrowings will be repayable as follows: (i) quarterly payments of US $366,666.67 commencing December 1, 2011 and ending on March 1, 2015 and (iii) a final payment in the outstanding principal amount of the US term loan shall be payable upon the US term loan facility's maturity on April 1, 2015. The outstanding principal amount of the Canadian "Engine" term loan borrowings will be repayable as follows: (i) quarterly payments of CDN $133,333.33 commencing quarterly December 1, 2011 and ending March 1, 2015 and (iii) a final payment in the outstanding principal amount of the Engine term loan shall be payable upon the Engine term loan facility's maturity on April 1, 2015.

Borrowings under the Canadian revolving credit facility, Canadian swing line facility and the Canadian term loan will bear an interest rate per annum, at the borrowers' option, equal to (i) the Canadian Prime Rate (as defined in the Second Amended and Restated Credit Agreement), plus 3.50% per annum or (ii) the BA Rate (as defined in the Second Amended and Restated Credit Agreement) plus 4.50% per annum.  Borrowings under the US revolving credit facility, US swing line facility and the US term loan will bear interest, at the borrowers' option equal to (i) LIBOR (as defined in the Second amended and Restated Credit Agreement) plus 4.50% per annum, or (ii) the US Base Rate (as defined in the Second Amended and Restated Credit Agreement), plus 3.50% per annum.  Borrowings under the Canadian "Engine" term loan will bear an interest rate per annum, at the borrowers' option, equal to (i) the Canadian Prime Rate (as defined in the Second Amended and Restated Credit Agreement), plus 4.00% per annum or (ii) the BA Rate (as defined in the Amended and Restated Credit Agreement) plus 5.00% per annum.

Obligations under the Second Amended and Restated Credit Agreement are secured by (i) a first priority lien and security interest on all of the borrowers' and guarantors' assets, tangible or intangible, real, personal or mixed, existing and newly acquired, (ii) a pledge by Rand LL Holdings of all of the outstanding capital stock of the borrowers and (iii) a pledge by Rand of all of the outstanding capital stock of Rand LL Holdings and Rand Finance. The indebtedness of each borrower under the Second Amended and Restated Credit Agreement is unconditionally guarantied by each other borrower and by the guarantors, and such guaranty is secured by a lien on substantially all of the assets of each borrower and each guarantor.

Under the Second Amended and Restated Credit Agreement, the borrowers will be required to make mandatory prepayments of principal on term loan borrowings (i) if the outstanding balance of the term loans plus the outstanding balance of the seasonal facilities exceeds the sum of 75% of the fair market value of the vessels owned by the borrowers, less the amount of outstanding liens against the vessels with priority over the lenders' liens, in an amount equal to such excess, (ii) in the event of certain dispositions of assets and insurance proceeds (all subject to certain exceptions), in an amount equal to 100% of the net proceeds received by the borrowers therefrom, and (iii) in an amount equal to 100% of the net proceeds to a borrower from any issuance of a borrower's debt or equity securities.

The Second Amended and Restated Credit Agreement contains certain covenants, including those limiting the guarantors, the borrowers, and their subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of their businesses, engage in transactions with related parties, make certain investments or pay dividends. In addition, the Second Amended and Restated Credit Agreement requires the borrowers to maintain certain financial ratios. Failure of the borrowers or the guarantors to comply with any of these covenants or financial ratios could result in the loans under the Second Amended and Restated Credit Agreement being accelerated.

The description of the Second Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

10.1
Second Amended and Restated Credit Agreement, dated September 28, 2011, among Lower Lakes Towing Ltd, Lower Lakes Transportation Company and Grand River Navigation Company, Inc., as borrowers, Rand LL Holdings Corp., Rand Finance Corp. and Rand Logistics, Inc., as guarantors, General Electric Capital Corporation, as agent and Lender, and certain other lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: October 4, 2011	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer